HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                    341 MAIN STREET SALINAS, CA 93901
                        (831) 759-1694 FAX (831) 759-1699

                                 August 16, 1999


                         CONSENT OF INDEPENDENT AUDITOR

     As the independent auditor for Trading Solutions.Com, Inc., I hereby consent to the incorporation by reference in this Form SB-2 Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Trading Solutions.Com, Inc. for the period ended June 30, 1999 included on Form SB-2 and amendments. Reports are dated June 30, 1999.

     I further consent to the incorporation of my review report and financial statements by reference in the Form 10-QSB and amendments thereto. These statements cover the period for June 30, 1999. Report date of June 30, 1999.


                                                          /s/ Hawkins Accounting
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